As filed with the Securities and Exchange Commission on November 5, 2001.
                                                     Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                   CREE, INC.
             (Exact name of registrant as specified in its charter)

        North Carolina                                     56-1572719
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

         4600 Silicon Drive
        Durham, North Carolina                                27703
(Address of Principal Executive Offices)                   (Zip Code)

                                   Cree, Inc.
                       Fiscal 2002 Stock Option Bonus Plan
                                   Cree, Inc.
                       2001 Nonqualified Stock Option Plan
                            (Full title of the plans)

                               CYNTHIA B. MERRELL
                      CHIEF FINANCIAL OFFICER AND TREASURER
                                   Cree, Inc.
                               4600 Silicon Drive
                          Durham, North Carolina 27703
                     (Name and address of agent for service)

                                 (919) 313-5300
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Gerald F. Roach, Esq.
                              Chris B. Capel, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed       Proposed
Title of                            maximum        maximum
securities       Amount             offering       aggregate       Amount of
to be            to be              price per      offering        Registration
registered       registered (1)     share (2)      price           Fee
================================================================================

Common Stock,    3,600,000          $17.48         $62,928,000     $15,732.00
$0.00125 par     shares
value

----------------------------------

(1) Of the 3,600,000 shares registered herewith, 600,000 shares will be issuable under the Cree, Inc. Fiscal 2002 Stock Option Bonus Plan and 3,000,000 shares will be issuable under the Cree, Inc. 2001 Nonqualified Stock Option Plan.

(2) This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be the subject of the plans are deemed to be offered at $17.48 per share, the average of the high and low prices for the Registrant's Common Stock on October 30, 2001 in the Nasdaq National Market System.

                                     PART I

              Information Required in the Section 10(a) Prospectus

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Cree, Inc. Fiscal 2002 Stock Option Bonus Plan and the Cree, Inc. 2001 Nonqualified Stock Option Plan (hereinafter referred to collectively as the "Plans") as required by Rule 482(b) under the Securities Act. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     The following documents have been filed with the Commission and are incorporated herein by reference:

(a)  The Company's Annual Report on Form 10-K for the year ended June 24, 2001.

(b) The Company's Quarterly Report on Form 10-Q for the period ended September 23, 2001.

(c) The description of the Company's common stock contained in its registration statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plans have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 6.           Indemnification of Directors and Officers

     North Carolina law permits a corporation to indemnify its directors, officers, employees or agents under either a statutory or nonstatutory scheme of indemnification, or both. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with the proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the corporation's board of directors, a committee of directors, special legal counsel or the shareholders in accordance with the statute. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and separate and apart from, the indemnification described above under the statutory scheme, North Carolina law permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interest of the corporation. The Company's bylaws provide for indemnification to the fullest extent permitted under North Carolina law, provided, however, that the Company will indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. Accordingly, the Company may indemnify its directors, officers and employees in accordance with either the statutory or nonstatutory standard, or both.

     North Carolina law requires a corporation, unless its Articles of Incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the Articles of Incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

     Finally, North Carolina law provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent to the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. The Company currently maintains directors' and officers' insurance policies covering its directors and officers.

     As permitted by North Carolina law, the Company's articles limit the personal liability of a director for monetary damages for breaches of duty as a director, provided that such limitation will not apply to (1) acts or omissions not made in good faith that the director at the time of the breach knew or believed were clearly in conflict with the Company's best interests, (2) any liability for unlawful distributions under North Carolina law, (3) any transaction from which the director derived an improper personal benefit or (4) acts or omissions occurring prior to the date the provision of the articles became effective.

Item 8.  Exhibits

     The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number           Description of Exhibit
-------          ---------------------------------------------------------------
  4.1            Specimen Stock Certificate (1)

  4.2            Amended and Restated Articles of Incorporation (2)

  4.3            Amended and Restated Bylaws (3)

  5.1 Legal opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

 23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1)

 23.2            Consent of Independent Auditors

 24              Power of Attorney (Contained on signature page)

--------------------------------
(1)  Incorporated  by  reference  herein.  Filed as an exhibit to the  Company's
     Registration Statement on Form S-3, Registration No. 333-94013, effective as of January 13, 2000.
(2) Incorporated by reference herein. Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending December 24, 2000, filed February 2, 2001.
(3) Incorporated by reference herein. Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending June 24, 2001, filed August 27, 2001.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on November 5, 2001.

                                    CREE, INC.


                                    By:      /s/ Charles M. Swoboda
                                          --------------------------------
                                          Charles M. Swoboda
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Swoboda and Cynthia B. Merrell and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement on November 5, 2001 in the capacities indicated.


Signature                                       Title
---------                                       -----



         /s/ Charles M. Swoboda                 President, Chief Executive
---------------------------------------         Officer and Director
Charles M. Swoboda



         /c/ Cynthia B. Merrell                 Chief Financial Officer and
---------------------------------------         Treasurer
Cynthia B. Merrell                              (Chief Accounting and Financial
                                                Officer)


---------------------------------------
F. Neal Hunter                                  Executive Chairman and Director



---------------------------------------
John W. Palmour, Ph.D.                          Director



         /s/ James E. Dykes
---------------------------------------
James E. Dykes                                  Director


         /s/ Dolph W. von Arx
---------------------------------------
Dolph W. von Arx                                Director


         /s/ William J. O'Meara
---------------------------------------
William J. O'Meara                              Director


         /s/ Robert J. Potter
---------------------------------------
Robert J. Potter, Ph.D.                         Director

                                  EXHIBIT INDEX

Exhibit
Number         Description of Exhibit
-------        ----------------------------------------------------------------

  4.1          Specimen Stock Certificate (1)

  4.2          Amended and Restated Articles of Incorporation (2)

  4.3          Amended and Restated Bylaws (3)

  5.1 Legal opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

 23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1)

 23.2          Consent of Independent Auditors

 24            Power of Attorney (Contained on signature page)

------------------------
(1)  Incorporated  by  reference  herein.  Filed as an exhibit to the  Company's
     Registration Statement on Form S-3, Registration No. 333-94013, effective as of January 13, 2000.
(2) Incorporated by reference herein. Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending December 24, 2000, filed February 2, 2001.
(3) Incorporated by reference herein. Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending June 24, 2001, filed August 27, 2001.